                                                                   EXHIBIT 10.12

                             AMENDED AND RESTATED
                             --------------------
                          SOFT IOL LICENSE AGREEMENT
                          --------------------------


          THIS AGREEMENT ("Agreement"), originally made and entered into as of the 14th day of March, 1990, by and among STAAR Surgical Company, a Delaware corporation ("STAAR"), Softlensco, Inc., a Delaware corporation ("Softlenscol"), and The Cooper Companies, Inc., a Delaware corporation ("Cooper"), and assigned by Cooper to Iolab Corporation, a California corporation ("Iolab"), is hereby amended and restated as of the 31st day of January, 1992, by and among STAAR, Softlensco and Iolab.


                              W I T N E S S E T H:


          Whereas, STAAR is the sole owner of the entire right, title and
          -------
interest in and to the patents, trade secrets, and other proprietary technical know-how used in connection with the manufacture, insertion and application of soft intraocular lens products;

          Whereas, STAAR has previously granted to Cooper the right to
          -------
manufacture and sell certain intraocular lens products pursuant to this Agreement;

          Whereas, STAAR has previously granted to Allergan Medical Optics, a
          -------
California corporation and a subsidiary of Allergan, Inc., a Delaware corporation ("AFO"), a coexclusive license, except as to STAAR and existing licensees which includes Cooper, to make, have made, use and sell certain products and to practice inventions covered by the Licensed Patents (as defined below) (the "AMO License");

          Whereas, the validity of the AMO License is in question;
          -------

          Whereas, concurrently herewith STAAR, Cooper and Iolab have
          -------
consummated the transactions contemplated by the Stock Purchase and Assignment of License Agreement, dated as of January 31, 1992 (the "Stock Purchase and Assignment of License Agreement"), among STAAR, Cooper, Iolab and TCC Subsidiary Number 11, Inc., pursuant to which, among other things, Cooper has assigned all of its rights and interests under this Agreement to Iolab; and

          Whereas, STAAR and Iolab wish to amend this Agreement to provide to
          -------
Iolab a nonexclusive world-wide royalty-bearing license to use the Licensed Patents to manufacture, distribute, market and sell the Licensed Products (as defined below) upon the terms and subject to the conditions contained herein.

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

     1.   DEFINITIONS.
          ------------

          For the purpose of this Agreement, and solely for such purpose, the terms set forth hereinafter shall be defined as follows:

          1.1 "Affiliate" of, or any entity "Affiliated" with, a specified entity, shall mean an entity that directly or indirectly controls, is controlled by, or is under common control with, the entity specified.

          1.2 "Calendar Quarter" shall mean the usual and customary Iolab calendar quarter, used for internal accounting procedures, of approximately three (3) months, in which each of the first two (2) months consist of four (4) weeks and the third month consists of five (5) weeks.

          1.3  "Effective Date" shall mean the date first above written.

          1.4 "Licensed Products" shall mean any intraocular lens products, and devices used to insert and/or apply the intraocular lens products, made, used or sold for use in a manner which is covered by a Valid Patent Claim of the Licensed Patents.

          1.5 "Licensed Patents" shall mean the patents and patent applications listed on "Exhibit A" and any patents maturing therefrom, together with all divisions, continuations, continuations-in-part, substitutions, reissues, extensions or foreign counterparts thereof.

          1.6 "Person" shall mean an individual, corporation, partnership or other entity.

          1.7 "Net Sales" or "Net Unit Sales" or "Net Selling Price" shall mean the actual selling price of Licensed Products sold by Iolab to others as per the invoices covering Iolab's sales, less bona fide trade and cash discounts, allowance for returns, give-aways, promotions or replacements or other returns, and less sales and other taxes and governmental charges applicable to sales; provided, that the Licensed Products sold between Iolab and its Affiliates, or between Iolab's Affiliates, shall not be regarded as sold for computation of Net Sales receipts until sold by Iolab or its Affiliate to a third party other than an Affiliate, in which case the computation of Net Sales will be made based on the selling price to such third party.

          1.8 "Valid Patent Claim" shall mean a bona fide, unexpired claim in the Licensed Patents which has not been held invalid or unenforceable by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid by the owner through reissue or disclaimer. If there should be two or more such decisions conflicting with respect to the validity of the same claim the decision of the higher or highest tribunal shall thereafter control, however, should the tribunals be of equal dignity, the decision or decisions holding the claim invalid shall prevail.

     2.   LICENSE GRANT.
          --------------

          2.1  Grant.  STAAR hereby grants to Iolab upon the terms and subject
               -----
to the conditions herein specified, a world-wide, nonexclusive, nontransferable, royalty-bearing license to use the Licensed Patents to manufacture, have manufactured, sell, distribute and market the Licensed Products and to practice the inventions covered by the Licensed Patents. Iolab acknowledges that its rights granted under this Section 2.1 in Japan are subject to the prior rights granted by STAAR to Canon-STAAR Co., Inc. ("Canon-STAAR") in that certain Technical Assistance and License Agreement dated September 6, 1988 (the "Canon-STAAR Agreement").

          2.2  Marketing Obligations.  STAAR acknowledges that Iolab has no
               ---------------------
affirmative obligation to sell Licensed Products, and therefore shall not be obligated to use its best efforts in marketing Licensed Products. All business decisions, including without limitation the design, manufacture, sale, price and promotion of Licensed Products shall be within the sole discretion of Iolab.

          2.3  Limitation.  STAAR and Iolab covenant and agree that neither
               ----------
party shall (i) manufacture for, have manufactured for, or sell Licensed Products to unaffiliated third parties under labels or brand names other than their own respective labels and brand names, or (ii) in any way create a de facto sublicense, unpermitted assignment or private labeling arrangement with an unaffiliated third party; provided, however, that nothing herein shall restrict STAAR from manufacturing Licensed Products for Chiron Ophthalmics, Inc. or Canon-STAAR under their respective labels or brand names for sale or use by such parties or from manufacturing Licensed Products for any licensees of STAAR solely for investigational use; and provided further, that nothing herein shall restrict Iolab from manufacturing Licensed Products for STAAR or any of STAAR's licensees.

     3.   ROYALTY.
          --------

          3.1  Percentage.  Iolab shall pay STAAR a royalty of six percent (6%)
               ----------
of Net Sales payable quarterly for all sales of Licensed Products; provided,
                                                                   --------
that unless and until AMO agrees, or a court of competent jurisdiction determines in a final non-appealable judgment, either that the AMO License is no longer valid and enforceable or that AMO does not have a license which is exclusive or co-exclusive under the AMO License to make, have - made, use and sell the Licensed Products and to practice inventions covered by the Licensed Patents, Iolab shall only be required to pay one half the amount of such royalty (three percent (3%) of Net Sales), payable quarterly, and the remaining half of such royalty shall be waived by STAAR and shall not accrue.

          Notwithstanding the above, no royalties shall accrue for the sale of Licensed Products unless and until the total amount of earned royalties exceeds the Prepaid Royalty (as defined in and adjusted pursuant to the Stock Purchase and Assignment of License Agreement). Further, and in any event, such Prepaid Royalty is considered by STAAR as complete satisfaction of any duty, whether express or implied, imposed upon Iolab to commercially exploit its rights under this Agreement.

          3.2  Composite Sales.  In the event that a Licensed Product is sold as
               ---------------
part of a composite unit and if, as such part, the Licensed Product does not have a separate invoiced selling price, then for the purposes of computing royalties, the following guidelines shall apply:

               (1) Net Selling Price of such Licensed Product shall be deemed to be equal to the product of (x) a fraction, the numerator of which is the established current net selling price of such composite unit and the denominator of which is the sum of the established current net selling prices of each of the components of the composite unit sold as a separate unit, times (y) the established current net selling price of the Licensed Product; provided, however, that the product of this fraction shall not be less than 90% of the previous three (3) month rolling average Net Selling Price of the Licensed Product; or

               (2) If the computation set forth in (1) cannot be made for any reason, then the Net Selling Price of the Licensed Product shall be the established current Net Selling Price for such Licensed Product when sold and invoiced as a separate unit.

          3.3  Most Favored Nation.  In the event STAAR shall grant to any third
               -------------------
party any license or other right under any of the Licensed Patents for any period of time, and such license or other right includes a royalty based on sales of Licensed Products, STAAR shall, within thirty (30) days of the granting of such license or other right, provide written notice of such grant to Iolab, and Iolab shall have the option to obtain the same royalty rate granted such third party thereunder.

          3.4  Clinical Testing.  No royalties shall accrue for the sale of
               ----------------
Licensed Products in conjunction with clinical tests or trials conducted in accordance with the guidelines of the U.S. Food and Drug Administration and any other appropriate governmental agency.

          3.5  Currency.  Earned royalties based on sales in any foreign
               --------
countries shall be payable to STAAR in the United States in United States dollars. The rate of exchange for such payments shall be the midpoint between the buying and selling rate for United States Dollars as quoted by the Federal Reserve Statistical Release, at the close of business on the day immediately preceding the day of payment.

     4.   TERM.
          -----

          This Agreement shall be effective on the Effective Date and shall remain in effect until the expiration of the last Licensed Patent (the "Term").

     5.   TERMINATION AND EFFECT OF TERMINATION.
          --------------------------------------

          5.1  Termination.  This Agreement may be terminated by  one party
               -----------
giving notice to the other party of its intent to terminate, while stating with specificity the grounds therefor, in the event that the other party fails to perform or otherwise breaches any material obligations hereunder. The party so notified shall have sixty (60) days after receipt of the notice to cure the breach or seek legal redress. In no event shall such notice of intention to terminate be deemed to waive any right to damages or any other remedy which the party giving the notice may have as a consequence of such failure of such breach.

          5.2  Effect of Termination.  In the event that this Agreement is
               ---------------------
finally terminated prior to the expiration of its Term pursuant to this Section 5 (i.e., by operation of the present terms or legal decree):

               A. Iolab shall have the right to dispose of all the Licensed Products coming under the terms of this Agreement, to utilize all inventory then on hand to produce such Licensed Products, and to complete all orders for Licensed Products then on hand. Royalties shall be paid with respect to such Licensed Products as though this Agreement had not been terminated.

               B. Both parties hereto shall be released from all obligations and duties imposed or assumed hereunder except as expressly provided to the contrary in this Agreement and except as to the provisions of Section 7 below.

     6.   RECORDKEEPING AND REPORTS.
          --------------------------

          6.1  Reports.  Within sixty (60) days after each Calendar Quarter in
               -------
respect of which payments are due under Section 3 hereof, Iolab shall prepare and send to STAAR a report setting forth Net Sales of the Licensed Products by Iolab and its Affiliates during such Calendar Quarter, which report shall contain a computation of the payments due hereunder.

          6.2  Records.  Iolab shall keep accurate records in respect of all
               -------
sales of the Licensed Products by Iolab and its Affiliates and shall maintain such records for a period of not less than two (2) years from the date of its report to STAAR under Section 6.1 hereof. STAAR shall have the right, at its sole cost and expense, not more than once each year, to have Iolab's records reviewed in respect of sales of the Licensed Products at times which are reasonably convenient to Iolab, using a certified public accountant. Any reports rendered by Iolab to STAAR prior to the date of such review as to which STAAR raises no reasonable written objection within sixty (60) days after the commencement of such review shall be deemed conclusive and binding, provided Iolab has not unreasonably impeded such review. If the review determines that the royalties actually due hereunder exceeded 10% or more than the amount of royalties reported by Iolab for such Calendar Quarter pursuant to Section 6.1 hereof, Iolab shall bear the costs and expense of such review and promptly pay all amounts due plus interest at the legal maximum rate.

          6.3  Final Report.  At the termination of this Agreement, Iolab shall
               ------------
render a final report to STAAR within sixty (60) days after the end of the Calendar Quarter in which such termination occurs and payments shall be made to STAAR for the portion of the year ending at the date of termination.

     7.   ENFORCEMENT, WARRANTY AND INDEMNIFICATION.
          ------------------------------------------

          7.1  STAAR's Warranties and Representations.
               ---------------------------------------

               STAAR represents and warrants that:

               A. it has the sufficient right, title and interest in and to the Licensed Patents to enter into this Agreement;

               B. to the best of STAAR's knowledge and belief, the Licensed Products do not infringe upon any patent, trademark or copyright of any third party;

               C. to the best of STAAR's knowledge and belief and except for the possible rights which may be alleged by AMO under the AMO License, there are no additional rights needed from STAAR or any third party for Iolab to manufacture and sell the Licensed Products.

          7.2  Indemnification By STAAR.  STAAR agrees to indemnify, hold
               ------------------------
harmless, and defend Iolab from and against any and all damages, costs, and expenses, including reasonable attorneys' fees, incurred in connection with a claim which, if true, would constitute a breach of the foregoing warranties (hereinafter "Infringement Claims"); provided STAAR is notified promptly in writing of an Infringement Claim and has sole control over its defense or settlement, and Iolab provides reasonable assistance (at STAAR's expense and reasonable request) in the defense of the same.

               A. Following notice of an Infringement Claim, STAAR shall at its option and expense procure for Iolab the right to continue to (i) use the alleged infringing Licensed Products, (ii) replace or modify the Licensed Products to make it not infringing, or (iii) reimburse Iolab for so much of the consideration paid hereunder as is reasonable in light of the amount and duration of impairment of Iolab's use of the Licensed Products.

               B. STAAR shall have no liability for any Infringement Claim based on Iolab's (i) use or distribution of products utilizing the Licensed Patent(s) after STAAR's written reasonable notice that Iolab should cease such use or distribution due to an Infringement Claim (except that this clause shall not apply to Iolab's use or distribution of products incorporating the Licensed Patent(s) after receipt of such notice to the extent such use or distribution is required for fulfillment of obligations to third parties entered into on or before the date such notice is received), or (ii) Infringement Claims based solely upon Iolab's or its Affiliates' modification or enhancement of the Licensed Products. For all Infringement Claims arising solely under this
Section 7B, Iolab agrees to indemnify and defend STAAR from and against all damages, costs and expenses, including reasonable attorneys' fees, provided that such indemnity obligation shall not supersede, replace, limit or relieve any other obligations STAAR may have with respect to said Infringement Claim.

          7.3  Third Party Infringement.  The parties acknowledge that it is of
               ------------------------
the utmost importance to STAAR and Iolab to protect the Licensed Patents against infringement. Each party shall promptly notify the other party in writing of any infringement by third parties relating to the Licensed Patents. STAAR shall initiate and pursue legal proceedings and other actions to protect the Licensed Patents, provided that STAAR shall not be obligated to initiate separate
         --------
litigation against more than one infringer at any one time. Should STAAR refuse to take legal action, Iolab shall have the right, but not the obligation to initiate and pursue legal proceedings to protect the Licensed Patents. Each party shall cooperate, at the other party's request and expense, in any actions taken by such requesting party including, without limitation, being joined as an accessory co-plaintiff in any legal proceeding brought by such requesting party. In any such proceeding, any recoveries or proceeds of a settlement shall first be applied to associated legal costs and expenses and the balance shall be divided between STAAR and Iolab in proportion to their respective provable damages.

          7.4  Limitation.  STAAR assumes no responsibility for the manufacture
               ----------
or end-use of Licensed Products manufactured by, or for, or sold by Iolab or any of its Affiliates. All representations or warranties made in connection with the sale of Licensed Products by Iolab and its Affiliates as manufacturer and/or seller shall in no way directly or impliedly refer to or obligate STAAR. Iolab shall indemnify, save and hold harmless STAAR, its successors and assigns from any and all costs, expenses, damages and awards (including reasonable attorneys' fees) of any kind relating to any actual or threatened claim made against or any judgment, award or verdict of any kind against STAAR resulting from or arising from a representation or warranty, whether express or implied, of Iolab or any of its Affiliates.

          7.5  Indemnification by Iolab.  Iolab agrees to indemnify, hold
               ------------------------
harmless and defend STAAR from and against any and all damages, costs and expenses, including reasonable attorneys' fees, incurred in connection with a claim made by AMO on any royalties paid by Iolab to STAAR hereunder.

     8.   DUTY OF CONFIDENTIALITY.
          ------------------------

          8.1  Confidentiality.  Each party ("Receiving Party") shall maintain
               ---------------
in confidence all information disclosed by the other party ("Disclosing Party") which such party knows or has reason to know comprises trade secrets and other proprietary information of the other, and shall not use such trade secrets or proprietary information except as permitted by this Agreement or disclose the same to anyone other than those of its employees, consultants and agents as are necessary in connection with such party's permissible activities as contemplated in this Agreement. To the extent permitted by applicable law, each party shall have obtained written agreement prior to disclosure to such employees, consultants and agents, to hold in confidence and not make use of such trade secrets or proprietary information for any purpose other than those permitted by this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other's trade secrets or proprietary information. The obligation of confidentiality contained in this Section 8 shall not apply to the extent that (i) the Receiving Party is required to disclose information by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction; (ii) the Receiving Party can demonstrate that the disclosed information was at the time of disclosure already in the public domain other than as a result of actions or failure to act by the receiving party in violation hereof; (iii) the disclosed information was rightfully known by the Receiving Party (as shown by its written records) prior to the date of disclosure to the Receiving Party; or (iv) the disclosed information was received by the Receiving Party on an unrestricted basis from a source which is neither STAAR or Iolab and which is not under a duty of confidentiality to the other party. The parties' obligations under this Section 8 shall survive for a period of two (2) years after termination of this Agreement.

     9.   WAIVER.
          -------

          STAAR hereby waives any claim which STAAR might have for any infringement by Iolab of any of the Licensed Patents.

     10.  DISCLOSURE.
          -----------

          Iolab and STAAR agree to keep the existence and the terms of this Agreement confidential. This Agreement or any copies of this Agreement may not be given to any third parties, except to legal, accounting, financial or other similar advisors or as may be expressly agreed to by Iolab and STAAR in writing.

     11.  FURTHER ASSURANCES.
          -------------------

          Iolab and STAAR agree that at any time and from time to time after the execution of this Agreement, whether before or after Closing, either party will, upon the request of the other party, execute and deliver such further documents and do such other things, as such party may reasonably request in order to accomplish the purpose and terms hereof.

     12.  MISCELLANEOUS.
          --------------

          12.1  Entire Agreement.  This Agreement together with the Stock
                ----------------
Purchase and Assignment of License Agreement constitute the entire agreement and supersedes all prior agreements and understandings, both written or oral, between the parties hereto with respect to the subject matter hereof.

         12.2  Successor and Assigns.  This Agreement shall be binding upon the
               ---------------------
parties hereto and their respective successors and assigns. The rights and obligations of each party under this Agreement shall not be assignable or otherwise transferable without the prior written consent of the other party, except that any party hereto may (1) assign any or all of its rights or obligations under this Agreement to any of its Affiliates, which assignment shall not release such assigning party from any of its obligations under this Agreement, and (2) assign all of any party's rights and obligations under this Agreement to any other person or entity in connection with the transfer or sale of all or a portion of its business to any person or entity or the merger or consolidation of such party with or into any other entity, so long as such transferee, purchaser or surviving entity shall assume such obligations of such assigning party.

         12.3  Notice.  All notices hereunder shall be in writing and shall be
               ------
deemed to have been duly given if delivered personally, one day after delivery to a nationally recognized overnight delivery service, charges prepaid, three days after sent by registered or certified mail, postage prepaid, or when receipt is confirmed if by telex, facsimile or other telegraphic means:

     In the case of STAAR:

          STAAR Surgical Co.
          1911 Walker Avenue
          Monrovia, California 91016
          Attn:  John R. Wolf, President


          with a copy to:

          Paul, Hastings, Janofsky & Walker
          555 South Flower Street
          Los Angeles, California 90071
          Attn: John W. Avery, Esq.


     In the case of Iolab:

          Iolab Corporation
          500 Iolab Drive
          Claremont, California 91711-4881
          Attn:  Vice President of Sales
                           and Marketing

          with a copy to:

          Chief Patent Counsel
          Johnson & Johnson
          One Johnson & Johnson Plaza
          New Brunswick, NJ 08903

          Such addresses may be altered by written notice given in accordance with this section.

         12.4  Waiver.  Any terms of this Agreement may be amended, modified or
               ------
waived only with the prior written consent of the party against whom enforcement of such amendment, modification or waiver is sought.

         12.5  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of California notwithstanding the application of its choice of laws principles.

         12.6  Headings.  The headings herein are for convenience only and shall
               --------
not be deemed to limit or otherwise affect the construction hereof.

         12.7  Severability.  If any provision of this Agreement shall be held
               ------------
invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of all other provisions of this Agreement shall not in any way be affected or impaired.

         12.8  Relationship of Parties.  The relationship between STAAR and
               -----------------------
Iolab is that of independent contractors. Neither party, nor its agents and employees, shall under any circumstances be deemed an agent or representative of the other and neither shall have authority to act for and/or bind the other in any way, or represent that it is in any way responsible for acts of the other. This Agreement does not establish a joint venture, agency or partnership between the parties.

        12.9   Time.  Time is of the essence of this Agreement with respect to
               ----
each and every provision of this Agreement in which time is a factor.

        12.10  Further Assurances.  Each of the parties hereto agrees to execute
               ------------------
and deliver such other documents and take such other action as may be necessary to more effectively consummate the purposes and subject matter of this Agreement.

        12.11  Arbitration.  Any controversy or claim arising out of or
               -----------
relating to this Agreement, or the breach thereof, including any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration. Such arbitration shall be conducted in Los Angeles, California, in accordance with the rules then pertaining to the American Arbitration Association with a panel of three (3) arbitrators. The law of the State of California shall apply to the arbitration proceedings. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

        12.12  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one of such counterpart.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              STAAR SURGICAL COMPANY
                              a Delaware corporation



                              By: /s/ John R. Wolf
                                 _____________________________
                                    Its:  President



                              SOFTLENSCO, INC.
                              a Delaware corporation



                              By: /s/ John R. Wolf
                                 ______________________________
                                    Its:  President



                              IOLAB CORPORATION
                              a California corporation



                              By: /s/ Robert V. Toni
                                 ______________________________

                                    Its: V.P. Sales & Marketing
                                        _______________________

                                   EXHIBIT A

                               Licensed Patents



Patent No. 4,573,998          Methods for Implantation of
                              Deformable Intraocular Lenses



Patent No. 4,715,373          Devices for implantation of
                              Deformable Intraocular Lens
                              Structures


Patent No. 4,702,244          Surgical Device for Implantation
                              Of a Deformable Intraocular Lens